APPENDIX B

                               CUSTODY AGREEMENT


      The following open-end management investment companies ("Funds") are hereby made parties to the Custody Agreement dated February 16, 1996, with UMB Bank, n.a. ("Custodian") and Wasatch Funds, Inc., and agree to be bound by all the terms and conditions contained in said Agreement:



                          WASATCH SMALL CAP GROWTH FUND
                            WASATCH CORE GROWTH FUND
                     WASATCH-HOISINGTON U.S. TREASURY FUND
                            WASATCH ULTRA GROWTH FUND
                             WASATCH MICRO CAP FUND
                    WASATCH GLOBAL SCIENCE & TECHNOLOGY FUND
                          WASATCH SMALL CAP VALUE FUND
                        WASATCH INTERNATIONAL GROWTH FUND




                                        WASATCH FUNDS, INC.

Attest:                                 By:
-------------------------------------   ------------------------------------

                                        Name:
                                        ------------------------------------

                                        Title:
                                        ------------------------------------

                                        Date:
                                        ------------------------------------


                                        UMB BANK, N.A.

Attest:                                 By:
-------------------------------------   ------------------------------------

                                        Name:  Ralph R. Santoro
                                        ------------------------------------

                                        Title: Senior Vice President
                                        ------------------------------------

                                        Date:
                                        ------------------------------------